EXHIBIT 10.1


                              COMPROMISE AGREEMENT

         THIS AGREEMENT is entered into as of this _____ day of July, 1996 between HI-RISE RECYCLING SYSTEMS, INC., located in Dade County, Florida ("HI-RISE") and JEFFREY DANIELS ("DANIELS"), as follows:

                                    RECITALS

         WHEREAS, DANIELS was employed by HI-RISE as President; and

         WHEREAS, DANIELS' employment at HI-RISE was terminated, effective January 22, 1996;

         WHEREAS, disputes have arisen between the parties concerning DANIELS' employment and the termination thereof;

         WHEREAS, the parties by this Agreement desire, among other things, to resolve the disputes that have arisen between them;

         NOW, THEREFORE, in consideration of the mutual promises and covenants between the parties, the sufficiency of which is hereby acknowledged, HI-RISE and DANIELS hereby agree to the following Terms and Conditions:

                              TERMS AND CONDITIONS

         1. RECITALS. All the foregoing Recitals are true and correct and are incorporated as part of these Terms and Conditions.

         2. COMPROMISE PAYMENTS AND PROPERTY TRANSFER. HI-RISE shall pay to DANIELS the lump sum of thirty-nine thousand dollars ($39,000), less $7,800.00 in federal income tax withholding and less $2,983.50 in F.I.C.A., resulting in a check to DANIELS from HI-RISE in the amount of $28,216.50, representing a compromise of

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the claim for past and future wages, and payable on the Payment Date as defined herein. On the Payment Date, HI-RISE shall also pay to the law firm of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., the sum of eleven thousand dollars ($11,000), representing attorneys' fees incurred by DANIELS.

         On the Payment Date, HI-RISE shall deliver to DANIELS the Macintosh IIcx computer, the Epson Stylus Color P II printer, and the Macintosh Laserwriter II printer, all of which DANIELS left on the premises of HI-RISE following the termination of DANIELS' employment.

         3. NO FURTHER MONIES OWED; TAXES. DANIELS acknowledges and agrees that other than the payments and transfer of property set forth in paragraph 2 above, no further compensation or benefits or other monies are owed to DANIELS by HI-RISE or arising out of his employment with HI-RISE. DANIELS further agrees that he will not in the future seek employment or reemployment with HI-RISE. DANIELS further agrees that should any competent taxing authority determine that HI-RISE is liable for unpaid F.I.C.A. and/or federal withholding taxes for any payments made under this Agreement, then DANIELS shall indemnify and hold harmless HI-RISE for such liability.

         4. TREATMENT OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" means information disclosed to DANIELS or known by DANIELS as a consequence of or through his employment by HI-RISE (including information conceived, originated, discovered or developed by HI-RISE), and not generally

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known, about HI-RISE's business. DANIELS acknowledges that any Confidential
Information or data acquired by DANIELS with respect to the business of HI-RISE (which includes, but is not limited to, information concerning the Company's financial condition, prospects, methods of doing business and marketing and promotion of HI-RISE's services) is a valuable, special and unique asset of HI-RISE that was received by DANIELS in confidence and as a fiduciary, and DANIELS shall remain a fiduciary to HI-RISE with respect to all of such information. DANIELS shall not divulge, communicate, use to the detriment of HI-RISE or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as previously defined) pertaining to the business of HI-RISE.

         5. RELEASE BY DANIELS. DANIELS, his personal representatives, heirs and assigns, first party, hereby releases, discharges and covenants not to sue HI-RISE, its past and present directors, officers, employees, and agents, attorneys in fact, parent, subsidiary and affiliated entities, second party, from and for any and all claims, demands, damages, lawsuits, obligations, promises, administrative actions, charges and causes of action, both known or unknown, in law or in equity, of any kind whatsoever, which first party ever had, now has, or may have against second party, for, upon or by reason of any matter, cause or thing whatsoever, up to and including the date of this Agreement, INCLUDING BUT NOT LIMITED TO any and all claims arising out of or in connection with DANIELS' employment with HI-RISE; any and all claims and causes of action under Title VII of the Civil Rights Act

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of 1964, as amended, the Age Discrimination in Employment Act of 1967, as
amended, the Older Workers Benefits Protection Act, the Employee Retirement Income Security Act ("ERISA"), and any other federal, state or local anti-discrimination law, statute or ordinance; any claim under the Fair Labor Standards Act, including but not limited to claims for overtime, liquidated damages, penalties, interest, costs and attorneys' fees; any lawsuit founded in tort, contract (oral, written or implied) or any other common law or equitable basis of action. This release does not release any claims based on any actions or inactions which occurred after the date of this Agreement.

         6. RELEASE BY HI-RISE. Attached as Schedule A is a list of all present or former employees of HI-RISE (other than Thomas Witter) whom DANIELS knows to have planned, asserted, or threatened claims or litigation against HI-RISE. DANIELS represents and warrants that, other than Thomas Witter, Whale Securities, and the individuals listed on Schedule A, DANIELS is unaware of any other person or entity who has planned, asserted, or threatened a claim or litigation against HI-RISE which arises out of DANIELS' conduct as an employee of HI-RISE and which has not been resolved. HI-RISE, its successors and assigns, second party, hereby releases, discharges and covenants not to sue DANIELS, his successors, heirs and assigns, first party, from and for any and all claims, demands, damages, lawsuits, obligations, promises, administrative actions, charges and causes of action, both known or unknown, in law or in equity, of any kind whatsoever, which second

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party ever had, now has, or may have against first party, for, upon or by reason of any matter, cause or thing whatsoever, up to and including the date of this Agreement, including but not limited to any and all claims and causes of action arising out of DANIELS' employment with HI-RISE and any lawsuit founded in tort, contract (oral, written or implied) or any other common law or equitable basis of action, EXCEPT FOR (a) claims and causes of action relating to any claims or litigation against HI-RISE by persons listed on Schedule A, and (b) claims and causes of action relating to any claims or litigation against HI-RISE by any person or entity (other than Thomas Witter and the individuals listed on Schedule A) whom DANIELS currently knows to have planned, asserted, or threatened claims or litigation against HI-RISE, which arise out of DANIELS' conduct as an employee of HI-RISE and which have not been resolved. This release does not release any claims based on actions or inactions which occurred after the date of this Agreement.

         7. AGREEMENT NOT TO INSTITUTE ACTION. DANIELS agrees not to institute an administrative proceeding or lawsuit against HI-RISE upon any basis outlined in paragraph 5 above, and represents and warrants that, to the best of his knowledge, no other person or entity has initiated or is authorized to initiate such administrative proceedings or lawsuit on his behalf. Furthermore, DANIELS agrees not to encourage any other person or suggest to any other person that he or she institute any legal action or claim against HI-RISE.

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         8. CONFIDENTIALITY. DANIELS covenants and agrees that this Agreement and its terms and conditions are, collectively and individually, totally confidential and from the date of this agreement forward, shall forever be kept TOTALLY CONFIDENTIAL and shall not in any manner or for any reason be disclosed by DANIELS without the express written consent of HI-RISE except (a) to attorneys and accountants on a "need to know" basis, all of whom shall be informed of and be bound by the provisions of this paragraph; (b) as may be required by government agencies, such as the Internal Revenue Service; (c) pursuant to court order or subpoena compelling such disclosure. Should DANIELS or his representatives receive any such subpoena or court order compelling disclosure, he shall immediately notify HI-RISE so that it may have the opportunity to interpose an objection. Furthermore, DANIELS warrants and represents that he has not, prior to the date of this Agreement, in any way disclosed the terms of this Settlement Agreement to any person other than the persons and entities listed above in this paragraph and to Thomas Witter, who is identified in paragraph 17 of this Agreement, and with whom DANIELS has communicated concerning these matters.

         Since the extent of the damages caused by a breach of this paragraph will be difficult if not impossible to measure, DANIELS hereby agrees that HI-RISE shall have the right to recover from DANIELS the sum of $5,000 per violation, for a maximum of $10,000, as reasonable liquidated damages should HI-RISE prove in a court of law that DANIELS breached the provisions of this

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paragraph, or that DANIELS' representations contained in the preceding paragraph be incorrect.

         9. SEVERABILITY. If any provision of this Agreement is invalidated by a Court of competent jurisdiction, then all of the remaining provisions of this Agreement shall remain in full force and effect, provided that both parties may still effectively realize the complete benefit of the promises and considerations conferred hereby.

         10. CONSTRUCTION The parties acknowledge that each party has reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         11. ENTIRE AGREEMENT This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes in its entirety any and all agreements or communications, whether written or oral, previously made in connection with the matter herein, other than the existing Confidentiality Agreement between DANIELS and HI-RISE. Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by the parties hereto.

         12. NO ADMISSION OF LIABILITY. Neither this Agreement nor anything contained herein shall constitute or is to be construed as an admission by HI-RISE or DANIELS as evidence of any liability, wrongdoing, or unlawful conduct. The parties acknowledge that this Agreement has been entered into by the

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parties to effect an amicable resolution of differences that have arisen between the parties.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

         14. ATTORNEYS' FEES. In the event that a legal action is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its costs of court, including reasonable attorneys fees at all trial and appellate levels.

         15. SUFFICIENT TIME TO REVIEW. DANIELS acknowledges and agrees that he has had sufficient time to review this Agreement and consult with anyone he chooses regarding this Agreement, that he has a right to and should consult with legal counsel regarding this Agreement and has in fact consulted with counsel, and that he has received all information he requires from HI-RISE in order to make a knowing and voluntary release and waiver of all claims against HI-RISE.

         16. RIGHT OF RESCISSION. DANIELS acknowledges and agrees that he has been given at least twenty-one (21) days to review this Agreement, and that by this Agreement he is receiving consideration in addition to that which he is already entitled. DANIELS further acknowledges and agrees that he has seven (7) days from the date of his signature below to rescind this Agreement by providing notice to HI-RISE in writing. If DANIELS does rescind this Agreement within the seven day period set forth herein, then this Agreement shall be null and void. DANIELS further

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acknowledges that this Agreement and the release contained herein satisfy all the requirements for an effective release by DANIELS of all age discrimination claims under ADEA.

         17. CONDITIONAL NATURE OF SETTLEMENT; "PAYMENT DATE" DEFINED. The parties acknowledge and agree that the differences that have arisen between the parties are interrelated with the differences that have arisen between HI-RISE and Thomas Witter, a former employee of HI-RISE ("WITTER"). The parties agree that this Compromise Agreement shall be null and void if, by July 15, 1996, HI-RISE and WITTER have not entered into an agreement resolving the differences among them (the "Witter Compromise Agreement"). For purposes of this Agreement, the "Payment Date" shall be that date which is five business days AFTER (a) the expiration of the 7-day time period for DANIELS to rescind this Agreement pursuant to paragraph 16 hereof and (b) the expiration of WITTER's 7-day right of rescission pursuant to the Witter Compromise Agreement, WHICHEVER IS LATER.

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         18. HEADINGS. The headings are for the convenience of the parties, and are not to be construed as terms and conditions of this Agreement.



                                           ----------------------------------
                                                    JEFFREY DANIELS

STATE OF FLORIDA           )
                           )        SS:
COUNTY OF DADE             )

         The foregoing instrument was acknowledged before me this___ day of July, 1996 by JEFFREY DANIELS. He personally appeared before me, is personally known to me or produced_____________________ as identification, and did take an oath.

                                    Notary:

                                    [NOTARIAL SEAL] Print Name

                                    Notary Public, State of

                                    My commission expires:

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                                    HI-RISE RECYCLING SYSTEMS, INC.


                                    By:____________________________
                                    Its:

STATE OF __________                 )
                                    )        SS:
COUNTY OF __________                )


         The foregoing instrument was acknowledged before me this day of July, 1996 by ________________________ as ______________of HI-RISE RECYCLING SYSTEMS,
INC., a Florida corporation, on behalf of the corporation. He personally appeared before me, is personally known to me or produced
________________________ as identification, and did take an oath.

                                                     Notary:

                 [NOTARIAL SEAL]                     Print Name:

                                                     Notary Public, State of

                                                     My commission expires:

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